EXHIBIT 99.4

Exhibit D

(Vesting of Additional 2015 Performance Based Restricted Stock Award Issued to COO Jack McGrath)

Restricted Stock Grant
$925,000
Metric	Operating Margin	Net Revenue		Earnings Per Share	Share Price		Total
Weight	25%	25%		25%	25%		100%
Vesting Opportunity	$231,250	$231,250		$231,250	$231,250		$925,000

Performance Based Vesting	Vesting in thirds…	Operating Margin* Vesting Target = $231,250			Net Revenue** ($ Millions) Vesting Target = $231,250			Earnings Per Share Vesting Target = $231,250			Share Price Vesting Target = $231,250
0%	Whatever percentage vests, 1/3 becomes unrestricted at end of year, and 1/3 each on next two vesting anniversaries
20%		5.00%	-	5.19%	$735.0	-	$771.7	$0.66	-	$0.68	$9.25	-	$9.98
30%		5.20%	-	5.39%	$771.8	-	$808.4	$0.69	-	$0.72	$9.99	-	$10.78
40%		5.40%	-	5.59%	$808.5	-	$845.2	$0.73	-	$0.75	$10.79	-	$11.64
50%		5.60%	-	5.79%	$845.3	-	$881.9	$0.76	-	$0.78	$11.65	-	$12.57
60%		5.80%	-	5.99%	$882.0	-	$918.7	$0.79	-	$0.82	$12.58	-	$13.58
70%		6.00%	-	6.19%	$918.8	-	$955.4	$0.83	-	$0.85	$13.59	-	$14.67
80%		6.20%	-	6.39%	$955.5	-	$992.2	$0.86	-	$0.88	$14.68	-	$15.84
90%		6.40%	-	6.59%	$992.3	-	$1,028.9	$0.89	-	$0.91	$15.85	-	$17.11
100%		6.60%	-	6.79%	$1,029.0	-	$1,065.7	$0.92	-	$0.95	$17.12	-	$18.48

*For Operating Margin component to pay out, JAKKS must also meet Net Revenue threshold
**For Net Revenue component to pay out, JAKKS must also meet Operating Margin threshold